UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2005

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bestgate Road, Suite 100, Annapolis, Maryland 21401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 224-8770

Not applicable.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2005, FTI Consulting, Inc. (“FTI”) and two of its wholly-owned subsidiaries entered into an asset purchase agreement, dated as of May 23, 2005, pursuant to which a wholly-owned subsidiary of FTI will acquire substantially all of the assets and assume certain liabilities of Cambio Health Solutions, LLC (“Cambio Health”), and FTI will acquire from certain of the individual owners of Cambio Partners, LLC (“Cambio Partners”), the direct parent of Cambio Health, their personal goodwill relating to Cambio Health’s business. The purchase price under the asset purchase agreement is approximately $43 million, consisting of cash and up to $12.9 million in shares of the Common Stock, par value $.01 per share, of FTI to be issued at closing. The aggregate value of the share consideration, and the exact number of shares of common stock to be issued, will be established by the parties prior to the closing of the acquisition, with the common stock valued at a per-share price equal to the average of the daily closing prices per share of FTI common stock on the New York Stock Exchange, as reported in the Wall Street Journal for the five consecutive trading days prior to the last business day that is two days prior to the date of the closing of the acquisition. The cash portion of the purchase price will be subject to a post-closing working capital adjustment and a further post-closing adjustment based on the collectability of accounts receivable. The closing under the asset purchase agreement is subject to customary conditions.

A total of $12.9 million of the cash and FTI common stock to be paid by FTI at the closing will be placed in escrow to fund, among other things, Cambio Health’s obligations, if any, under the post-closing adjustments and Cambio Health’s obligations to indemnify FTI and certain related persons with respect to certain liabilities and expenses to the extent that they arise no later than the fourth anniversary of the closing. To the extent not subject to claims under the asset purchase agreement, up to $5.0 million of the escrowed amounts would initially be subject to release to individual members of Cambio Partners on the second anniversary of the closing, and the remainder of the escrowed amounts, to the extent not subject to claims under the asset purchase agreement, would initially be subject to release to individual members of Cambio Partners beginning on the fourth anniversary of the closing.

Certain recipients of the shares of FTI common stock issued pursuant to the asset purchase agreement will be required to contractually agree not to sell, transfer, assign, pledge or otherwise dispose of those shares for periods ranging from two to four years after the closing. The restrictions on any such recipient’s shares would lapse immediately upon the occurrence of specified change-of-control events. In addition, in the case of such a recipient that is employed by FTI, the restrictions would lapse immediately upon certain employment-related events, and, in the event that the recipient is terminated for cause or resigns without good reason, any restrictions on the shares then held by the recipient would be extended for a period ranging from four to eight years from the date of termination or resignation. FTI would be required, subject to specified conditions, to register these recipients’ shares of FTI common stock for resale on Form S-3 (or a successor form) if, on the 182nd day after the second anniversary of the closing or on the fifth anniversary of the closing, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), has been repealed or amended in a manner that materially adversely affects the ability of these recipients to sell their shares.

Recipients of shares of FTI common stock issued pursuant to the asset purchase agreement will, subject to limited exceptions, receive from FTI contractual protection against a decline in the value of the common stock from the closing date value for periods varying from one to four years after the closing, depending generally on each recipient’s percentage ownership interest in Cambio Partners immediately prior to the closing. The price protection will generally be further extended for any longer period during which the shares are held in escrow. Any price protection payments by FTI will be made in cash.

A copy of the asset purchase agreement is filed as Exhibit 2.1 hereto and incorporated by reference herein. The description of the asset purchase agreement and the transactions contemplated thereby contained herein is qualified in its entirety by the full text of the asset purchase agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On May 23, 2005, FTI and two of its wholly-owned subsidiaries entered into an asset purchase agreement, dated as of May 23, 2005, pursuant to which a wholly-owned subsidiary of FTI will acquire substantially all of the assets and assume certain liabilities of Cambio Health, and FTI will acquire from certain of the individual owners of

Cambio Partners their personal goodwill relating to Cambio Health’s business. The contents of Item 1.01 of this current report on Form 8-K are incorporated herein by reference. The description of the asset purchase agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the asset purchase agreement. A copy of the asset purchase agreement is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The offer and sale of shares of FTI common stock in connection with the asset purchase agreement will be exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) of the Securities Act. The recipients of the FTI common stock in connection with the asset purchase agreement will represent that they are accredited investors and that they intend to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the share certificates. The offer and sale of FTI common stock in connection with the asset purchase agreement are being made without general solicitation or advertising.

Item 7.01. Regulation FD Disclosure.

On May 24, 2005, FTI issued a press release announcing that it has entered into a definitive agreement to acquire the assets of Cambio Health and disclosing information under Regulation FD. The May 24, 2005 press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information included in the press release furnished as Exhibit 99.1 shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Asset Purchase Agreement, dated as of May 23, 2005, by and among Cambio Health Solutions, LLC, Cambio Partners, LLC, each of the individuals named in Exhibit A thereto that becomes a party thereto prior to the Closing (as defined therein) by executing a joinder agreement on or after the date thereof, FTI Consulting, Inc., FTI, LLC, FTI Cambio LLC, and the Seller Representative (as defined therein).*

99.1	Press release of FTI Consulting, Inc. dated May 24, 2005.

*	With the exception of Exhibit 7.2(h) (Form of Restricted Stock Agreement), schedules (or similar attachments) to the Asset Purchase Agreement are not filed. FTI will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

May 24, 2005	By:	/s/ Theodore I. Pincus
Theodore I. Pincus Executive Vice President, and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of May 23, 2005, by and among Cambio Health Solutions, LLC, Cambio Partners, LLC, each of the individuals named in Exhibit A thereto that becomes a party thereto prior to the Closing (as defined therein) by executing a joinder agreement on or after the date thereof, FTI Consulting, Inc, FTI, LLC, FTI Cambio LLC, and the Seller Representative (as defined therein).*

99.1	Press release of FTI Consulting, Inc. dated May 24, 2005.

*	With the exception of Exhibit 7.2(h) (Form of Restricted Stock Agreement), schedules (or similar attachments) to the Asset Purchase Agreement are not filed. FTI will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.